UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2004

GATX Corporation

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street
Chicago, Illinois (Address of principal executive offices)	60661-3676 (Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Asset Purchase Agreement
Pro Forma Financial Information

Item 2. Acquisition or Disposition of Assets.

     On June 30, 2004, GATX Corporation (“GATX”) sold substantially all of the assets and related nonrecourse debt of its GATX Technology Services business (“Technology”) to CIT Group, Inc for estimated cash proceeds of $247.4 million pursuant to the terms and conditions of the Asset Purchase Agreement dated April 14, 2004. Technology, headquartered in Tampa, Florida, is a leading independent lessor of information technology equipment in North America. GATX first filed information regarding this transaction under Item 2 on Form 8-K on July 1, 2004. That Form 8-K is hereby amended to report the pro forma financial information required under Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro Forma Financial Information

As required under Item 7 of Form 8-K, the pro forma financial information with respect to the sale of substantially all of the assets and related nonrecourse debt of Technology is filed with this Amended Form 8-K as Exhibit 99.1.

(c)	Exhibits

10.1	Asset Purchase Agreement dated April 14, 2004 between GATX Technology Services Corporation, GATX Technology Finance Inc., GATX Financial Corporation, CIT Technologies Corporation and CIT Financial LTD.

99.1	GATX Corporation and subsidiaries unaudited pro forma condensed consolidated balance sheet at March 31, 2004 and unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2004 and the year ended December 31, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Brian Kenney

Brian A. Kenney
Senior Vice President and
Chief Financial Officer
(Duly Authorized Officer)

Date: August 5, 2004

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INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
10.1	1.	Asset Purchase Agreement dated April 14, 2004 between GATX Technology Services Corporation, GATX Technology Finance Inc., GATX Financial Corporation, CIT Technologies Corporation and CIT Financial LTD.	Filed Electronically

		Exhibit A – Assignment and Assumption Agreement	Omitted*
		Exhibit B – Bill of Sale	Omitted*
		Exhibit C – Confidentiality Agreement	Omitted*
		Exhibit D – Transition Services Agreement	Omitted*
		Exhibit E – Equipment Lease Subservicing Agreement	Omitted*

		Schedules 1.1(a) – 5.3	Omitted*

	2.	Transition Services Agreement, dated April 14, 2004, between GATX Technology Services Corporation, GATX Technology Finance., Inc., GATX Financial Corporation, CIT Technologies Corporation and CIT Financial Ltd.	Omitted*

99.1	GATX Corporation and subsidiaries unaudited pro forma condensed consolidated balance sheet at March 31, 2004 and unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2004 and the year ended December 31, 2003.		Filed Electronically

* Copies of omitted documents will be furnished upon request.

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